UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2006

PILGRIM’S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4845 US Hwy. 271 N. Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (903) 434-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Term Loan Agreement

On November 29, 2006, Pilgrim’s Pride Corporation (the “Company”) entered into an unsecured term loan agreement (the “Bridge Loan Agreement”) with Lehman Commercial Paper Inc., as the administrative agent, Lehman Brothers Inc., as joint lead arranger and joint bookrunner, Credit Suisse Securities (USA) LLC, as joint lead arranger and joint bookrunner, Credit Suisse Cayman Islands Branch, as syndication agent and a lender, and Lehman Brothers Commercial Bank, as a lender.

The Bridge Loan Agreement provides for an aggregate term loan commitment of $450 million, less the principal amount of any Senior Notes, due on March 15, 2014, of Gold Kist Inc. (“Gold Kist”) that are not acquired in the Company’s tender offer for such Notes. Loans under the Bridge Loan Agreement may be made in up to a maximum of two drawings. An initial drawing may be made on the date the Company has acquired an aggregate of a majority of Gold Kist’s total issued and outstanding capital stock (the “Initial Closing Date”). If the Company has not borrowed the full Bridge Loan Agreement on the Initial Closing Date, a second drawing of the remainder of the Bridge Loan Agreement may be drawn on the date on which the Company completes the purchase of the remaining shares of capital stock of Gold Kist.

Any loans under the Bridge Loan Agreement will mature on the date that is one year following the Initial Closing Date (the “Bridge Maturity Date”). If any loan under the Bridge Loan Agreement has not been previously repaid in full on or prior to the Bridge Maturity Date, subject to specified conditions, the loans will be converted into a term loan (each, a “Term Loan”) maturing on the tenth anniversary of the Initial Closing Date. Holders of the loans under the Bridge Loan Agreement or Term Loans may elect to receive notes in exchange for those loans at the Bridge Maturity Date, in the case of loans under the Bridge Loan Agreement, or, in the case of Term Loans, at any time or from time to time on or after the Bridge Maturity Date (the “Exchange Notes”). The Exchange Notes will be issued in the appropriate form set forth in an indenture and will have a principal amount equal to the principal amount of the Term Loan for which it is exchanged and having a fixed interest rate equal to the interest rate on the Term Loan at the time of transfer or exchange. Conversion of loans under the Bridge Loan Agreement into Exchange Notes at the Bridge Maturity Date is subject to the condition that the Company has filed a shelf registration statement with the Securities and Exchange Commission for the resale for the Exchange Notes by the holders thereof, and the Company will be required to pay liquidated damages in the form of additional interest on the Exchange Notes if such shelf registration statement has not been declared effective within 180 days after the Bridge Maturity Date.

Prior to the Bridge Maturity Date, the loans under the Bridge Loan Agreement will initially accrue interest at a rate per annum equal to LIBOR plus 275 basis points. If the loans under the Bridge Loan Agreement are not repaid in full within 180 days following the Initial Closing Date, the rate will increase by 75 basis points at the end of that 180-day period and will increase by an additional 50 basis points at the end of each 90-day period thereafter. Interest on the loans under the Bridge Loan Agreement will be no greater than (1) 9.75% per annum, if the Company’s senior unsecured rating is Ba3 by Moody’s and BB- by S&P or better, or (2) 10.25% per annum, if the Company’s senior unsecured rating is B1 by Moody’s or B+ by S&P or lower.

The availability of the commitment under the Bridge Loan Agreement is subject to no material adverse effect provisions and is conditioned upon the satisfaction, among other customary conditions, of the following:

•	The transactions contemplated by the Company’s offer to purchase all of the outstanding shares of common stock of Gold Kist (the “Offer”) must be consummated pursuant to documentation having terms and conditions reasonably satisfactory to the joint lead arrangers, including an acquisition agreement or tender offer documentation, as applicable, and no material provision thereof shall have been waived, amended, supplemented or otherwise modified, except with the consent of the joint lead arrangers;

•	Gold Kist’s board of directors has redeemed its Series A Junior Participating Preferred Stock purchase rights or the rights have been invalidated or are otherwise inapplicable to the Offer;

•	All governmental and material third party approvals (including shareholders’ and other material consents) necessary or, in the reasonable discretion of the joint lead arrangers and the administrative agent, advisable in connection with the transactions contemplated by the Offer, the financing contemplated by the Offer and the continuing operations of the Company shall have been received by the administrative agent; and

•	The Company shall have received proceeds of at least $600 million under the Company’s credit agreement, dated September 21, 2006, with CoBank, ACB, as lead arranger and co-syndication agent and sole book runner, and as administrative, documentation and collateral agent, Agriland, FCS, as co-syndication agent, and as a syndication party, and the other syndication parties signatory thereto.

Under the Bridge Loan Agreement, if certain change of control events occur, then the Company must make an offer to purchase any loans under the Bridge Loan Agreement and the Term Loans at 101% of the principal amount of those loans, plus all accrued and unpaid interest and fees. In addition, the Company, subject to specified conditions, must make a mandatory prepayment of the net cash proceeds received by the Company in excess of thresholds specified in the Bridge Loan Agreement, if:

•	The Company makes certain asset sales;

•	The Company has any casualty or other insured damage to certain assets; or

•	The Company issues equity interests in a capital raising transaction or issues debt securities or incurs debt.

The Company is also subject to customary covenants under the Bridge Loan Agreement, including certain reporting requirements. Further, the Bridge Loan Agreement contains a number of covenants that, among other things, limit the Company’s and its subsidiaries’ ability to:

•	Make loans or investments;

•	Pay dividends or redeem shares of capital stock;

•	Create liens on any assets;

•	Incur or assume additional indebtedness, including guarantees of the indebtedness of others;

•	Transfer or sell collateral;

•	Consolidate, merge or transfer all or substantially all of the assets of the Company or its subsidiaries;

•	Enter into consensual encumbrances and negative pledges;

•	Repay certain unsecured debt prior to 105 days after the maturity date; and

•	Incur non-cancelable obligations on operating leases or sale and leaseback transactions.

The Bridge Loan Agreement also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross default, bankruptcy and material judgments.

A copy of the Bridge Loan Agreement was attached as Exhibit 99.(B)(4) to Amendment No. 10 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on November 30, 2006 and is incorporated herein by reference. The foregoing description of the Bridge Loan Agreement is a summary description and does not purport to be a complete statement of the parties’ rights and obligations under the Bridge Loan Agreement and the transactions contemplated therein, and is qualified in its entirety by reference to the copy of the agreement incorporated herein by reference.

Merger Agreement

On December 3, 2006, the Company, Protein Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the “Purchaser”), and Gold Kist entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 3, 2006. As previously announced, on September 29, 2006, the Purchaser commenced a tender offer (the “Pending Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share, including the associated Series A Junior Participating Preferred Stock Purchase Rights (collectively, the “Gold Kist Common Stock”), for a price of $20.00 per share of Gold Kist Common Stock, net to the seller in cash, subject to certain terms and conditions. The Merger Agreement provides that the Purchaser will amend the Pending Offer to provide for the purchase of all of the issued and outstanding shares of Gold Kist Common Stock for a price of $21.00 per share of Gold Kist Common Stock, net to the seller in cash, subject to certain terms and conditions set forth in the Merger Agreement. Pursuant to the Merger Agreement and subject to the conditions specified therein, in the event the Purchaser accepts for payment and pays for the shares of Gold Kist pursuant to the Pending Offer, Gold Kist will become a wholly-owned subsidiary of the Company pursuant to a merger (the “Merger”) of the Purchaser with and into Gold Kist, with Gold Kist as the surviving entity from the Merger.

In connection with the Merger Agreement, on December 4, 2006, Gold Kist amended that certain Stockholder Protection Rights Agreement (the “Rights Agreement”) between Gold Kist and Computershare Investor Services, LLC, as Rights Agent, dated July 9, 2004 (the “Amendment”). The effect of the Amendment is to permit the performance of the transactions contemplated by the Merger Agreement, including the purchase by the Purchaser of shares of Gold Kist Common Stock pursuant to the Pending Offer, the Merger and the other transactions contemplated in the Merger Agreement, without (i) the Company’s, the Purchaser’s or any of their affiliates or associates becoming an “Acquiring Person” (as defined in the Rights Agreement), or (ii) a “Separation Time” or a “Stock Acquisiton Date (in each case as defined in the Rights Agreement) occurring. The Amendment also makes certain changes to the “Expiration Time” to provide that the Rights Agreement will terminate immediately after the acceptance for payment of, and the payment for, all shares of Gold Kist Common Stock tendered pursuant to the Proposed Offer.

The Pending Offer, as amended pursuant to the terms of the Merger Agreement, will expire on December 27, 2006, unless otherwise extended by the Company pursuant to the terms of the Merger Agreement.

Based on the estimated number of shares of Gold Kist Common Stock outstanding as of the date of the Merger Agreement, the total cash value of the transaction is approximately $1.1 billion, plus the assumption of approximately $144 million of Gold Kist’s debt.

The Merger Agreement contains customary representations and warranties between the Company and the Purchaser, on the one hand, and Gold Kist, on the other hand. In addition, the parties also have agreed to certain customary covenants and agreements specified in the Merger Agreement. The obligations of the Company and the Purchaser to close the Pending Offer and the Merger are subject to a number of conditions contained in the Merger Agreement, including, but not limited to: the Company having available to it proceeds of financings that are sufficient to consummate the Pending Offer and there shall have been validly tendered and not withdrawn such number of shares of Gold Kist Common Stock that would constitute at least a majority of the shares of Gold Kist Common Stock outstanding immediately prior to the expiration of the Pending Offer.

The Merger Agreement contains certain termination rights for both the Company and the Purchaser, on the one hand, and Gold Kist, on the other hand. The Merger Agreement provides that, following termination of the Merger Agreement under specified circumstances, Gold Kist may be required to pay the Company a termination fee of $43,500,000.

A copy of the Merger Agreement was attached as Exhibit 99.(D)(1) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006 and is incorporated herein by reference. The foregoing description of the Merger Agreement is a summary description and does not purport to be a complete statement of the parties’ rights and obligations under the Merger Agreement and the transactions contemplated therein, and is qualified in its entirety by reference to the copy of the agreement incorporated herein by reference.

Bridge Loan Consent and Amendment

In connection with the execution of the Merger Agreement, on December 3, 2006, the Company entered into a Consent and Amendment to the Bridge Loan Agreement pursuant to which the lenders and other parties to the Bridge Loan Agreement consented to the Merger Agreement and agreed to amendments to the Bridge Loan Agreement relating to the funding condition that there be no material adverse effect.

A copy of the Consent and Amendment was attached as Exhibit 99.(B)(5) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006 and is incorporated herein by reference. The foregoing description of the Consent and Amendment is a summary description and does not purport to be a complete statement of the parties’ rights and obligations under the Consent and Amendment and the transactions contemplated therein, and is qualified in its entirety by reference to the copy of the agreement incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Bridge Loan Agreement set forth above under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2006, the Company’s Board of the Directors approved the First Amendment to the Pilgrim’s Pride Corporation Amended and Restated 2005 Deferred Compensation Plan Trust (the “Amendment”) which amended the Amended and Restated 2005 Deferred Compensation Plan (the “Deferred Compensation Plan”) to reflect additional guidance under Section 409A of the Internal Revenue Code. The changes are effective January 1, 2007. The Amendment eliminates any connection between amounts contributed to the Company’s Retirement Savings Plan, a tax-qualified retirement plan that includes a 401(k) feature, and amounts deferred to the Deferred Compensation Plan.

The Company’s Deferred Compensation Plan is a nonqualified, unfunded deferred compensation and supplemental savings plan that permits a select group of management or highly compensated employees to defer the receipt of base salary or bonus. The Company has the ability to make contributions to a participant’s account. A participant is always fully vested in the amounts deferred to the Deferred Compensation Plan; however, any Company contributions are subject to a six year graded vesting schedule. A participant may elect to receive a distribution upon separation from service with the Company or a participating subsidiary, on a specified payment date or in connection with a “Hardship Distribution” as defined in the Deferred Compensation Plan and, depending upon the participant’s election, distributions will be paid as a lump sum or in quarterly installments over a specified period. Separate distribution elections may be made with respect to each plan year balance. Notwithstanding the foregoing to the contrary, if on a payment date the participant’s vested account balance is $50,000 or less, then the amount to be distributed will be paid in a lump sum. Amounts deferred under the Deferred Compensation Plan are to be deemed to be invested in certain approved investments designated by the Oversight Committee of the Board of Directors, although the Oversight Committee in its discretion may grant each participant the right to designate how the funds in the participant’s account shall be invested.

The foregoing is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.3 and the Deferred Compensation Plan filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K dated December 27, 2004, each of which is incorporated by reference herein.

Item 8.01. Other Events.

On December 4, 2006, the Company and Gold Kist issued a joint press release relating to the Merger Agreement, a copy of which was attached as Exhibit 99.(A)(37) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006 and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.01	Term Loan Agreement dated as of November 29, 2006, by and among the Company, Lehman Commercial Paper Inc., as the administrative agent, Lehman Brothers Inc., as joint lead arranger and joint bookrunner, Credit Suisse Securities (USA) LLC, as joint lead arranger and joint bookrunner, Credit Suisse Cayman Islands Branch, as syndication agent and a lender, and Lehman Brothers Commercial Bank, as a lender (incorporated by reference from Exhibit 99.(B)(4) to the Company’s Amendment No. 10 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on November 30, 2006).

10.02	Consent and Amendment to Term Loan Agreement dated as of December 3, 2006, by and among the Company, Lehman Commercial Paper Inc., as the administrative agent, Lehman Brothers Inc., as joint lead arranger and joint bookrunner, Credit Suisse Securities (USA) LLC, as joint lead arranger and joint bookrunner, Credit Suisse Cayman Islands Branch, as syndication agent and a lender, and Lehman Brothers Commercial Bank, as a lender (incorporated by reference from Exhibit 99.(B)(5) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006).

10.03	First Amendment to the Pilgrim’s Pride Corporation Amended and Restated 2005 Deferred Compensation Plan Trust, dated as of November 29, 2006.

10.04	Agreement and Plan of Merger dated as of December 3, 2006, by and among the Company, the Purchaser and Gold Kist (incorporated by reference from Exhibit 99.(D)(1) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006).

99.1	Joint Press Release issued by the Company and Gold Kist, dated December 4, 2006, relating to the consummation of the Merger Agreement (incorporated by reference from Exhibit 99.(A)(37) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: December 5, 2006	By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Index to Exhibits

Exhibit Number	Description
10.01	Term Loan Agreement dated as of November 29, 2006, by and among the Company, Lehman Commercial Paper Inc., as the administrative agent, Lehman Brothers Inc., as joint lead arranger and joint bookrunner, Credit Suisse Securities (USA) LLC, as joint lead arranger and joint bookrunner, Credit Suisse Cayman Islands Branch, as syndication agent and a lender, and Lehman Brothers Commercial Bank, as a lender (incorporated by reference from Exhibit 99.(B)(4) to the Company’s Amendment No. 10 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on November 30, 2006).

10.02	Consent and Amendment to Term Loan Agreement dated as of December 3, 2006, by and among the Company, Lehman Commercial Paper Inc., as the administrative agent, Lehman Brothers Inc., as joint lead arranger and joint bookrunner, Credit Suisse Securities (USA) LLC, as joint lead arranger and joint bookrunner, Credit Suisse Cayman Islands Branch, as syndication agent and a lender, and Lehman Brothers Commercial Bank, as a lender (incorporated by reference from Exhibit 99.(B)(5) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006).

10.03	First Amendment to the Pilgrim’s Pride Corporation Amended and Restated 2005 Deferred Compensation Plan Trust, dated as of November 29, 2006.

10.04	Agreement and Plan of Merger dated as of December 3, 2006, by and among the Company, the Purchaser and Gold Kist (incorporated by reference from Exhibit 99.(D)(1) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006).

99.1	Joint Press Release issued by the Company and Gold Kist, dated December 4, 2006, relating to the consummation of the Merger Agreement (incorporated by reference from Exhibit 99.(A)(37) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006).